Exhibit 23.3
                            ------------


                  Consent of Independent Accountants


We consent to the incorportation by reference in the registration statement of The Kroger Co. on Form S-8 (File No. 33-29405) of our report dated April 12, 1996, on our audits of the financial statements and financial statement schedules of Dillon Companies, Inc. Employees' Stock Ownership and Savings Plan as of December 31, 1995 and 1994, and for the years then ended, which report is included in this Annual Report on Form 10-K.



(COOPERS & LYBRAND L.L.P.)
COOPERS & LYBRAND L.L.P.
Cincinnati, Ohio
April 24, 1996

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